April 13, 2001

Dear Stockholder:

     You are cordially invited to attend the 2001 Annual Meeting of Stockholders of Palomar Medical Technologies, Inc. (the “Company”) to be held on May 16, 2001 at 10:00 a.m. at the Burlington Marriott Hotel, One Mall Road, Burlington, Massachusetts 01803, and thereafter as it may be adjourned from time to time.

     At the meeting, you will be asked to consider and act upon proposals to (i) ratify the selection of the Company’s independent auditors for fiscal 2001, (ii) elect six directors of the Company and (iii) approve an amendment to be Company Bylaws to allow for the classification of the Board of Directors into three classes of Directors with staggered terms of office.

     Details of the matters to be considered at the meeting are contained in the proxy statement, which we urge you to consider carefully.

     As a stockholder, your vote is important. Whether or not you plan to attend the meeting, please complete, date, sign and return your proxy card promptly in the enclosed envelope, which requires no postage if mailed in the United States. Alternatively, you may Internet vote at www.proxyvote.com or telephone vote at 1-800-454-8683. If you attend the meeting, you may vote in person if you wish, even if you have previously returned your proxy.

     Thank you for your cooperation, continued support and interest in Palomar Medical Technologies, Inc.

Sincerely,

Louis P. Valente Chief Executive Officer and Chairman

PALOMAR MEDICAL TECHNOLOGIES, INC.
82 Cambridge Street
Burlington, Massachusetts 01803

Notice of the
2001 Annual Meeting of Stockholders

To the stockholders of PALOMAR MEDICAL TECHNOLOGIES, INC.:

     NOTICE IS HEREBY GIVEN that the 2001 Annual Meeting of Stockholders of Palomar Medical Technologies, Inc. (the “Company”), a Delaware corporation, will be held on May 16, 2001 at 10:00 a.m. at the Burlington Marriott Hotel, One Mall Road, Burlington, Massachusetts 01803, and thereafter as it may be adjourned from time to time.

At the meeting, the stockholders will be asked:

(1)	To ratify the selection of Arthur Andersen LLP as the Company’s independent auditors for the fiscal year ending December 31, 2001.

(2)	To elect six directors of the Company to serve until the 2002 annual meeting of stockholders and until their respective successors are elected and have qualified.

(3)	To amend the Bylaws of the Company to provide, commencing with the Annual Meeting of the Stockholders in 2002, for the classification of the Board of Directors into three classes of Directors with staggered terms of office.

(4)	To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     The Board of Directors has fixed the close of business on March 22, 2001 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting and any adjournment or adjournments thereof. Only stockholders of record on such date are entitled to notice of, and to vote at, the meeting or any adjournment thereof.

     We hope that all stockholders will be able to attend the meeting in person. In order to assure that a quorum is present at the meeting, please date, sign and promptly return the enclosed proxy whether or not you expect to attend the meeting. A postage-prepaid envelope has been enclosed for your convenience. Alternatively, you may Internet vote at www.proxyvote.com or telephone vote at 1-800-454-8683. If you attend the meeting, you may revoke your proxy and vote your shares in person.

By Order of the Board of Directors

Louis P. Valente Chief Executive Officer and Chairman

April 13, 2001

IT IS IMPORTANT THAT PROXY CARDS BE RETURNED PROMPTLY.

PLEASE FILL IN, DATE AND SIGN THE PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE, AND IF YOU ARE PRESENT AT THE MEETING YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AT THAT TIME AND EXERCISE THE RIGHT TO VOTE YOUR SHARES PERSONALLY.

PALOMAR MEDICAL TECHNOLOGIES, INC.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 16, 2001

TABLE OF CONTENTS

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PALOMAR MEDICAL TECHNOLOGIES, INC.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 16, 2001

     The enclosed proxy is solicited by the Board of Directors of Palomar Medical Technologies, Inc. (the “Company”) for use at the 2001 Annual Meeting of Stockholders to be held at the Burlington Marriott Hotel, One Mall Road, Burlington, Massachusetts 01803, at 10:00 a.m. on Wednesday, May 16, 2001, and at any adjournment or adjournments thereof.

     Management intends to mail this proxy statement, the accompanying form of proxy and Annual Report on Form 10K (excluding exhibits) for the fiscal year ended December 31, 2000 to all stockholders entitled to vote, on or about April 13, 2001. The costs of soliciting proxies will be borne by the Company.

     Only stockholders of record at the close of business on March 22, 2001 will be entitled to vote at the meeting or any adjournment thereof. As of February 20, 2001, 10,326,616 shares of common stock, $.01 par value, of the Company were issued and outstanding. Each share entitles the holder to one vote with respect to all matters submitted to stockholders at the meeting. There is no other class of voting securities of the Company entitled to vote at the meeting.

     To establish a quorum to transact business at the meeting, there must be present at the meeting, in person or by proxy, a majority of the shares of common stock issued, outstanding, and entitled to vote at the meeting. Shares represented by executed proxies received by the Company will be counted for purposes of establishing a quorum, regardless of how or whether such shares are voted on any specific proposal.

     To be elected, a director must receive a plurality of the votes of the common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. The affirmative vote of a majority of the common stock, present in person or represented by proxy at the Annual Meeting and entitled to vote thereon, is necessary to ratify the selection of the independent auditors. The amendment of the Company Bylaws to provide for election of a staggered Board of Directors must receive a plurality of the votes of the common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon.

     Execution of a proxy will not in any way affect a stockholder’s right to attend the meeting and vote in person. The proxy may be revoked at any time before it is exercised, by written notice to the Assistant Secretary prior to the meeting, or by giving to the Assistant Secretary a duly executed proxy bearing a later date than the proxy being revoked, at any time before such proxy is voted, or by appearing at the Annual Meeting and voting in person. The shares represented by all properly executed proxies received in time for the meeting will be voted as specified therein. Proxies which are executed but which do not contain any specific instructions will be voted as recommended by management.

     In accordance with Delaware law, abstentions and “broker non-votes” (i.e. proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretion to vote) will be treated as present for purposes of determining the presence of a quorum. For purposes of determining approval of a matter presented at the meeting, abstentions will be deemed present and entitled to vote and will, therefore, have the same legal effect as a vote against a matter presented at the meeting. Broker non-votes will be deemed not entitled to vote on the subject matter as to which the non-vote is indicated and will therefore have no legal effect on the vote on that particular matter.

     Votes will be tabulated by the Company’s transfer agent, American Stock Transfer & Trust Company.

     The Board of Directors knows of no other matter to be presented at the meeting. If any other matter should be presented at the meeting upon which a vote may be taken, such shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

PROPOSAL NO. 1: RATIFICATION OF SELECTION OF AUDITORS

     The persons named in the enclosed proxy will vote to ratify the selection of Arthur Andersen LLP as independent auditors for the fiscal year ending December 31, 2001 unless otherwise directed by the stockholders. That firm has served as the Company’s independent auditors since 1989. A representative of Arthur Andersen LLP is expected to be present at the meeting, and will have the opportunity to make a statement and is expected to be available to answer appropriate questions from stockholders.

     The Board of Directors unanimously recommends that you vote for this proposal to select Arthur Andersen LLP as the Company’s independent auditors for fiscal 2001.

PROPOSAL NO. 2: ELECTION OF DIRECTORS

     The directors of the Company are elected annually and hold office until the next annual meeting of stockholders and until their successors shall have been elected and qualified. In general, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority vote of the directors then in office. Shares represented by all proxies received by the Board of Directors and not so marked as to withhold authority to vote for an individual director, or for all directors, will be voted (unless one or more nominees are unable or unwilling to serve) for the election of the nominees named below. The Board of Directors knows of no reason why any such nominee should be unable or unwilling to serve, but if such should be the case, proxies will be voted for the election of some other person or for fixing the number of directors at a lesser number.

     The Board of Directors unanimously recommends that you vote for the election of Ms. Cohane and Messrs. Delahanty, Economou, Martin, Pappalardo and Valente as directors of the Company.

PROPOSAL NO. 3: AMENDMENT OF THE CORPORATION’S BY-LAWS TO PROVIDE FOR THE CLASSIFICATION OF THE BOARD OF DIRECTORS INTO THREE CLASSES OF DIRECTORS WITH STAGGERED TERMS OF OFFICE; SUCH CLASSIFICATION COMMENCING WITH THE ANNUAL MEETING OF SHAREHOLDERS IN 2002 AND OTHER MATTERS RELATED THERETO.

     Section 2 of Article II of the Company’s By-Laws at present provides for the election of all Directors on an annual basis. The Board of Directors believes that the Directors should be divided into three classes, as permitted by the General Corporation Law of Delaware (Title 8§141), each class to consist, as nearly as possible, of one-third of the total number of Directors, with each class of Directors having a separate or staggered term of office. The result will be that the Shareholders will annually elect approximately one-third of the entire Board of Directors. Consequently, approximately two-thirds of the Directors at any time will have had prior experience on the Board, which, in Management’s opinion, will provide continuity and stability in leadership and policy. Furthermore, the proposed amendments would also assist the Company in resisting an undesirable take-over attempt. So far as Management knows, no such attempt is in process. It will however, be more difficult to replace a majority of the Board of Directors. At least two annual meetings will be required for the replacement of the majority of the Board of Directors. The proposed Amendment also incorporates the contents of two current By-Law provisions providing that a vacancy in the Board, other than a vacancy created by the enlargement of the Board, may, unless and until filled by the stockholders, be filled by majority of the Directors and that the Board may be enlarged and any vacancy created by such enlargement may be filled either at a special meeting of the stockholders or by a majority of the Directors then in office with any Director so elected to be to a class as to make all classes as nearly equal in number as possible. This provision would, therefore, allow vacancies that occur during the year to be filled for a period that extends beyond the next Annual Meeting and possibly for a full-term. The final sentence would preclude a decrease in the Board from disturbing the term of an incumbent Director. The purpose of these changes is to prevent circumvention of the Amendment providing for a staggered term of office for Directors. The Board, if this proposal passes, will also amend Section 5 of the Company By-Laws to provide that a Director can only be removed for cause by a Shareholder vote in order to prevent the circumvention of the proposed amendment.

Accordingly, Management will present to the meeting a proposal that Article III, Section 2 of the Corporation’s By-Laws be amended to read as follows:

ARTICLE III
Board of Directors

Section 2. Number and Term of Office. The number of directors of the Corporation shall be fixed solely by resolution duly adopted from time to time by the Board. No director need be a stockholder of the Corporation. The Board shall be divided into three classes in respect of term of office, each class to contain, as nearly as possible, one-third of the whole number of the Board. Of the Board of Directors elected at the Annual Meeting of Stockholders in 2002, the members of one class shall serve until the Annual Meeting of Stockholders held in the year following the election, the members of the second class shall serve until the Annual Meeting of Stockholders held two years following their election, and the members of the third class shall serve until the Annual Meeting of Stockholders held three years following their election; provided, however, that in each case Directors shall serve until the successors shall be elected and shall qualify. At each Annual Meeting of Shareholders, commencing with the Annual Meeting in 2003, the successors of the Directors of the class whose terms expire in that year shall be elected to serve until the Annual Meeting of the Stockholders held three years next following so that the term of one class of Directors shall expire in each year. A vacancy in the Board of Directors, other than a vacancy resulting from an enlargement of the Board, unless and until filled by the stockholders, may be filled by the Directors. The number of the Board of Directors may be increased or decreased and one or more additional Directors elected at any special meeting of the stockholders or by a vote of a majority of the Directors then in office. Directors who are elected to fill vacancies, whether or not created by an enlargement of the Board, shall be apportioned among the classes so as to make all classes as nearly equal in number as possible and shall serve until the expiration of the term of the classes to which they are elected. No decrease in the number of the Board of Directors shall shorten the term of any incumbent Directors.

The Board of Directors unanimously recommends a vote for the approval of the proposed Amendment to the Corporation’s By-Laws which provides for the classification of the Board of Directors into three classes of Directors with staggered terms of office and matters related thereto.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

     None of the directors or executive officers of the Company has any interest in the adoption of the above proposals.

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information concerning the Company’s executive officers and each nominee for election as a director. Each of the nominees, with the exception of Mr. Delahanty, currently serves as a director. For information about ownership of the Company’s common stock by each nominee, see “Security Ownership of Certain Beneficial Owners and Management.”

Name	Age	Positions and Offices With the Company
Louis P. Valente	70	Chairman and Chief Executive Officer
Jeanne Cohane	54	Director
Jay Delahanty	51	Director
Nicholas P. Economou	52	Director
James G. Martin	65	Director
A. Neil Pappalardo	59	Director
Joseph P. Caruso	42	President, Chief Operating Officer and Secretary

     All directors will hold office until the 2002 Annual Meeting of Stockholders of the Company or special meeting in lieu thereof (and thereafter until their successors have been duly elected and qualified). None of the nominees is related by blood, marriage or adoption to any of the Company’s directors or executive officers. Executive officers are elected annually by the Board of Directors and serve at the discretion of the Board.

     LOUIS P. VALENTE. Mr. Valente became a director of the Company on February 1, 1997. On May 14, 1997, he became Chief Executive Officer of the Company, and on September 15, 1997, he became Chairman of the Board. From 1968 to 1995 Mr. Valente held numerous positions at Perkin Elmer, Inc. (formerly EG&G, Inc.), a diversified technology company which provides optoelectronic, mechanical and electromechanical components and instruments to manufacturers and end-user customers in varied markets that include aerospace, automotive, transportation, chemical, petrochemical, environmental, industrial, medical, photography, security and other global arenas. In 1968 he began his career at EG&G, Inc. as an Assistant Controller and held executive positions, including Corporate Treasurer, before becoming Senior Vice President of EG&G, Inc., presiding over and negotiating acquisitions, mergers and investments. Currently, Mr. Valente serves as a director of MKS Instruments, Inc., a publicly held company, and several private companies. Mr. Valente is a Certified Public Accountant and a graduate of Bentley College.

     JEANNE COHANE. Ms. Cohane became a director of the Company on June 7, 2000. Ms. Cohane has over eighteen years in the cosmetic business. Ms. Cohane has spent most of her career in the retail beauty market where she was a senior member of the Crabtree & Evelyn management team and served as managing director of their private label company. Crabtree & Evelyn, an international company is well known and respected for its beauty products and consumer based market approach. Ms. Cohane has many years of experience in strategic planning, business development and product expansion, leadership and management of all areas of operations.

     JAY DELAHANTY. Mr. Delahanty has been nominated for election as a Director at the Company’s Stockholders Meeting on May 16, 2001. Mr. Delahanty has been a venture capitalist for twenty years at American Research and Development, Morgan, Holland Ventures (now OneLibertyVentures) and, currently, DelTech Ventures. Mr. Delahanty began his career at Arthur D. Little, Inc., as an engineering and management consultant. Mr. Delahanty holds a B.S. and M.S. in Mechanical Engineering from MIT and an MBA from Stanford University. He is a Director of six privately held technology companies: e-purewater.com, PHT Corp., Promontory Software Technology, Orion’s Belt, SolmeteX and U.S. Inspect.

     NICHOLAS P. ECONOMOU. Dr. Economou became a director of the Company on November 13, 1997. Dr. Economou is the chief operating officer of AXSUN Technologies, a developer and manufacturer of photonic subsystems for the optical communications industry. Before joining AXSUN, Dr. Economou was chief operating officer of FEI Company (NASDAQ: FEIC), a manufacturer of production and analytical equipment for the semiconductor and data storage industries. Previously, he was chairman, president and chief executive officer of Micrion Corporation, which merged with FEI in August of 1999. At Micrion, he was vice-president of engineering from 1984 until his appointment as chief executive in 1990. Dr. Economou then led the company through a turnaround, which culminated in an initial public offering in May of 1994.

     Before joining Micrion, Dr. Economou worked at the Massachusetts Institute of Technology’s Lincoln Laboratory where he managed a group developing advanced semiconductor technology, and at Bell Telephone Laboratories in Homdel, New Jersey, where he conducted research in optical communications technology. He also served at the Air Force Weapons Laboratory in Albuquerque, New Mexico, while on active duty in the U.S. Air Force. He received his B.A. in physics from Dartmouth College and his M.A. and Ph.D. in physics from Harvard University.

     JAMES G. MARTIN. Dr. Martin became a director of the Company on June 2, 1997. From 1995 through the present, Dr. Martin has served as the Vice President at the Carolinas Medical Center. He has also been the Chairman of the Research Development Board of the Carolinas Medical Center since 1993. Dr. Martin was the Governor of North Carolina from 1985 to 1993. Prior to that, he served as a United States Congressman from North Carolina for six terms, from 1973 to 1984. Dr. Martin currently serves as a director for the following publicly held companies: Duke Energy Company, Family Dollar, Inc., and aaiPharma, Inc. Dr. Martin has a B.S. in chemistry from Davidson College and a Ph.D. in chemistry from Princeton University.

     A. NEIL PAPPALARDO. Mr. Pappalardo became a director of the Company on June 2, 1997. Mr. Pappalardo is the founder and serves as the Chairman and CEO of Medical Information Technology, Inc. (“Meditech”), a provider of software systems to hospitals in the United States, Canada and the United Kingdom with over 1,800 employees. Mr. Pappalardo received his B.S. in electrical engineering from M.I.T. Mr. Pappalardo serves on the Executive as well as various other operational and academic committees at M.I.T., and is a trustee of the New England Aquarium and serves on its Board of Governors.

     JOSEPH P. CARUSO. Mr. Caruso became President and Chief Operating Officer in June 2000. Mr. Caruso joined the Company in March 1992 and had served as its Vice President and Chief Financial Officer since January 1, 1993. Mr. Caruso has been responsible for all aspects of financial and operational controls, including cash management, budgeting, planning, financing and financial reporting. Mr. Caruso was also strategically involved in restructuring the Company during the past few years. From 1981 to 1992, Mr. Caruso was a Chief Financial Officer for a private manufacturing company and a manager with an international public accounting firm.

Committees and Meetings of the Board

     All of the incumbent directors attended at least 75% of the meetings of the Board of Directors and the committees on which they served during the year ended December 31, 2000. The Board of Directors met five times during the year ended December 31, 2000 and acted three times by unanimous written consent. The Board currently has three committees.

     The Executive Committee (currently consisting of Messrs. Pappalardo, Martin and Valente) was formed on June 13, 1997. The Executive Committee did not meet during the year ended December 31, 2000. The Executive Committee is authorized to exercise all of the powers of the Board of Directors except those not permitted by the Delaware Corporation Law. All business transacted by the Executive Committee is subject to approval by the Board of Directors at its next regular meeting if required by resolution of the Board of Directors, by Delaware Corporation Law or by the Restated Certificate of Incorporation or By-laws of the Company. To the extent it may lawfully do so, the Executive Committee may initiate any action which the Board of Directors could initiate and may oversee and direct the day-to-day operations of the Company.

     The Compensation Committee (currently consisting of outside directors Messrs. Martin and Pappalardo) held three meetings during the year ended December 31, 2000. The Compensation Committee’s functions include the administration of the Company’s stock option plans and stock purchase plan and fixing the salaries and determining the supplemental compensation awards, if any, of members of the Board of Directors who are officers or employees of the Company, and of other officers of the Company.

     The Audit Committee (currently consisting of outside directors Ms. Cohane and Messrs. Economou and Pappalardo) held five meetings during the year ended December 31, 2000. The Audit Committee’s functions include making recommendations to the Board of Directors relative to the appointment of independent public accountants, conferring with the Company’s independent public accountants regarding the scope and the results of the audit of the Company’s books and accounts and reporting the same to the Board of Directors, reviewing the internal accounting procedures of the Company, and reviewing existing and contemplated investments of the Company.

The Board of Directors has determined that the members of the Audit Committee are independent directors, as defined by the Audit Committee charter and the rules of NASDAQ. The Audit Committee acts under a written charter adopted and approved on January 23, 2001. The charter is attached as Appendix A to this Proxy Statement. The Audit Committee has considered whether the provision of non-audit services by the Company’s independent auditor is compatible with maintaining auditor independence, and believes that the provision of such services is compatible.

FISCAL 2000 AUDIT FIRM FEE SUMMARY

During fiscal 2000, the Company retained its principal auditor, Arthur Andersen LLP, to provide services in the following categories and amounts:

AUDIT FEES

Arthur Andersen LLP billed the Company an aggregate of $105,000 in fees for professional services rendered in connection with the audit of the Company’s financial statements for the most recent fiscal year and the reviews of the financial statements included in each of the Company’s Quarterly Reports on Form 10-Q during the fiscal year ended December 31, 2000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

The Company did not engage Arthur Andersen LLP for professional services relating to financial information systems design and implementation for the fiscal year ended December 31, 2000.

ALL OTHER FEES

Arthur Andersen LLP billed the Company an aggregate of $87,000 in fees for other services rendered to the Company and its affiliates for the fiscal year ended December 31, 2000, related to employee benefit plan audits, the auditing of third party royalty payments due the company, and tax compliance and consulting.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has:

-	reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2000;

-	discussed with Arthur Andersen LLP, the Company’s independent auditor, the matters required to be discussed by Statement on Accounting Standards 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants;

-	received and reviewed the written disclosures and the letter from the independent auditor required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and discussed with the auditor the auditor’s independence;

-	based on the review and discussions referred to above, recommended to the Board of Directors that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission; and

-	reviewed the performance of the auditor and recommended to the Board of Directors that they select Arthur Andersen LLP as the Company’s independent auditors for fiscal 2001.

By the Audit Committee of the Board of Directors:

Jeanne Cohane Nicholas Economou, Ph.D. A. Neil Pappalardo

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Director Compensation

     Outside directors receive $20,000 per year for their services as director and $5,000 per year, per committee, for their services as members of any committee of the Board of Directors. In addition, for their services as directors, Ms. Cohane received a warrant to purchase 20,000 shares of the Company’s common stock for $2.8125 per share and Messrs. Economou, Martin, Pappalardo each received a warrant to purchase 20,000 shares of the Company’s common stock for $1.96875 per share. These warrants vest annually in three equal installments and expire 90 days from the date on which their service as a Board member terminates. In accordance with Company policy, directors who are employees of the Company serve as directors without compensation. Directors are also reimbursed for reasonable out-of-pocket expenses incurred in attending Board of Directors meetings.

Executive Compensation

     The following table sets forth certain information concerning the compensation for services rendered in all capacities to the Company for the fiscal years ended December 31, 1998, 1999 and 2000 of all individuals serving as the Company’s CEO during 2000 and the other executive officers of the Company serving on December 31, 2000 whose salary and bonuses for 2000 exceeded $100,000 (the “Named Executive Officers”):

	EXECUTIVE COMPENSATION
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Long-Term Compensation Awards Securities Underlying Options/Warrants(1) (#)		All Other Compensations(2) ($)
Louis P. Valente	12/31/00	$270,000	$—	150,000		$—
Chairman and Chief	12/31/99	$290,859	$350,000	200,000		$—
Executive Officer	12/31/98	$275,000	$—	57,142	(3)	$—

Joseph P. Caruso	12/31/00	$250,000	$—	125,000		$—
President, Chief	12/31/99	$230,000	$ 48,000	125,000		$40,962(4)
Operating Officer	12/31/98	$230,000	$—	109,997	(3)	$—
and Secretary

(1)	During fiscal 2000, 1999, and 1998, the Company did not grant any restricted stock awards or stock appreciation rights or make any long-term incentive plan payouts to any of the Named Executive Officers.

(2)	In accordance with regulations promulgated by the SEC, perquisites are not included if the aggregate amount is less than the lesser of $50,000 or 10% of salary and bonus.

(3)	Represents options/warrants granted in replacement of canceled options/warrants.

(4)	Paid in lieu of (untaken but contractually allotted) vacation time for fiscal years 1992 through 1998.

Option and Warrant Grants in Last Fiscal Year

     The following table sets forth certain information regarding stock options and warrants granted during 2000 by the Company to the Named Executive Officers:

	OPTION AND WARRANT GRANTS
Name and Principal Position	Number of Shares Underlying Options/Warrants Granted	Percent of Total Options/Warrants Granted To Employees in Fiscal Year(1)	Exercise Price Per Share	Expiration Date	Grant Date Present Value ($)(2)
Louis P. Valente	150,000(3)	14.8%	$1.96875	1/31/10	$229,755(4)
Chairman and Chief
Executive Officer

Joseph P. Caruso	125,000(3)	12.4%	$1.96875	1/31/10	$191,463(4)
President, Chief
Operating
Officer and Secretary

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(1)	The Company granted options/warrants to purchase an aggregate of 736,200 shares of common stock to all employees other than Named Executive Officers and granted options/warrants to purchase an aggregate of 275,000 shares to all Named Executive Officers as a group (2 persons) during fiscal 2000.

(2)	This column sets forth the present value of the grants at the date of grant, using the Black-Scholes pricing model.

(3)	These warrants vest annually in three equal installments and expire on January 31, 2010.

(4)	The assumptions used in calculating the Black-Scholes value were $1.96875 as fair market value, 4-year term, 1.14 volatility, 6.43% risk free interest rate and no yield or premiums.

Fiscal Year End Option and Warrant Values

     The following unexpired warrants and options to purchase common stock were held by the Named Executive Officers at December 31, 2000. None of such Named Executive Officers exercised any warrants or options during the year ended December 31, 2000:

	Number of Securities Underlying Unexercised Options/Warrants(1) at FY-End(#)		Value of Unexercised in-the-Money Options/Warrants at FY-End ($)(2)
Name and Principal Position	Exercisable	Unexercisable	Exercisable	Unexercisable
Louis P. Valente	120,000(3)	230,000(4)	None	None
Chairman and Chief Executive
Officer

Joseph P. Caruso	125,000(5)	125,000(6)	None	None
President, Chief Operating
Officer and Secretary

(1)	The Company has not granted any stock appreciation rights and its stock plans do not provide for the granting of such rights.

(2)	Value is based on the December 31, 2000, closing price on the NASDAQ Small Cap Market of $1.34375 per share. Actual gains, if any, on exercise will depend on the value of the common stock on the date of the sale of the shares.

(3)	Consists of options to purchase common stock with an exercise price of $3.1875 per share that expire on May 31, 2009.

(4)	Consists of 80,000 options to purchase common stock with an exercise price of $3.1875 per share that expire on May 31, 2009. 40,000 options vest on May 17, 2001 and the remaining 40,000 options vest on May 17, 2002. Also consists of 150,000 options to purchase common stock with an exercise price of $1.96875 per share that expire on January 31, 2010. 50,000 options vest on each February 1 of2001, 2002 and 2003.

(5)	Consists of options to purchase common stock with an exercise price of $3.1875 per share that expire on May 31, 2009.

(6)	Consists of options to purchase common stock with an exercise price of $1.96875 per share that expire on January 31, 2010. 41,667 options vest on February 1, 2001 and 2002 and the remaining 41,666 options vest on February 1, 2003.

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Other Employee Benefit Plans

     Employee Stock Purchase Plan

     The Company’s Employee Stock Purchase Plan (the “Purchase Plan”) was adopted by the Board of Directors and approved by the stockholders in 1996. The Purchase Plan permits employees who are employed for at least twenty hours per week and more than five months in a calendar year to purchase common stock of the Company, through payroll deductions, which may not exceed 15% of an employee’s compensation, at the lower of 85% of the fair market value of the common stock at the beginning or at the end of each three month period. The Purchase Plan provides for four offerings during each fiscal year, each having a duration of three months. The number of shares of common stock reserved for issuance under the Purchase Plan is 140,000 and as of the end of the fiscal year 83,355 shares of common stock remained available for issuance thereunder.

     401(k) Plan

     The Company has a 401(k) Plan, which covers substantially all employees who have attained the age of 18 and are employed at year-end. Employees may contribute up to 15% of their salary, as defined, subject to restrictions defined by the Internal Revenue Service. At the Company’s discretion, the Company may make a matching contribution in cash or the Company’s common stock up to 50% of all employee contributions in each plan year. The Company contributions vest over a three-year period from date of hire. The number of shares of common stock reserved for issuance under the 401(k) Plan is 300,000 and as of the end of the fiscal year 103,997 shares of common stock remained available for issuance thereunder.

Employment Agreements

     Effective May 15, 1997, the Company entered into a two-year employment agreement with Mr. Valente, which agreement automatically renews for successive one-year periods absent notice of non-renewal by either party. That agreement has been renewed and amended. Pursuant to this amended agreement, Mr. Valente serves as Chairman of the Board and Chief Executive Officer of the Company at an annual base salary of $270,000, which at Mr. Valente’s request has been reduced to $250,000 as of January 1, 2001. Mr. Valente’s agreement provides that in the event of termination without cause anytime after the initial term, the Company shall pay one-half his annual salary as then in effect, in addition to any earned incentive compensation, and continue his benefits and insurance payments for six months to the extent permitted by the Company’s plans or policies. In the event of termination due to a change in control, Mr. Valente is entitled to receive three times his annual salary as then in effect in addition to any earned incentive compensation.

     Mr. Caruso serves as President at an annual base salary of $250,000 pursuant to a two year employment agreement dated as of January 1, 2000. This agreement also automatically renews for successive one-year periods absent notice of non-renewal by either party. Mr. Caruso’s agreement provides that, in the event of termination by the Company without cause or termination by Mr. Caruso for good reason without a change in control, both as defined, the Company shall pay one year’s salary as then in effect in addition to any earned incentive compensation, and continue benefits and insurance payments for one year. The agreement further provides that in the event of termination by reason of death, Mr. Caruso’s beneficiaries shall receive the base salary that Mr. Caruso would have received for one year following his death (plus any pro rata bonus to which he would have been entitled). In the event of termination due to a change in control, Mr. Caruso is entitled to receive three times his annual salary as then in effect (plus any bonus to which he would have been entitled) and the continuation of benefits and insurance payments for two years.

     Both agreements provide for bonuses as determined by the Board of Directors, and employee benefits, including vacation, sick pay and insurance, in accordance with the Company’s policies. Each of the employment agreements also prohibits the employee from directly or indirectly competing with the Company for a period of one-year following termination of his employment.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY’S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES ACT OF 1934, AS AMENDED, THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING REPORT AND THE COMPANY STOCK PRICE PERFORMANCE GRAPH CONTAINED HEREIN SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

Introduction

     The Compensation Committee of the Board of Directors establishes the general compensation policies of the Company, and establishes the compensation plans and specific compensation levels for executive officers. The Company’s primary objective is to maximize stockholder value. As a result, the Committee strives to ensure that the Company’s executive compensation programs will enable the Company to attract and retain key people and motivate them to achieve or exceed certain key objectives of the Company by making individual compensation directly dependent on the Company’s achievement of certain financial goals, such as profitability and asset management and by providing rewards for exceeding those goals. The Committee believes that the total compensation of executive officers should reflect the scope of their responsibilities, the success of the Company and the contribution of each executive to that success.

Compensation Programs

     Base Salary. Base salaries are intended to approximate the average salaries for comparable positions at similar organizations of comparable size and complexity to the Company. Base pay increases vary according to individual contributions to the Company’s success and comparisons to similar positions within the Company and at other comparable companies.

     Bonus Plans. Executive officers are awarded bonuses at the discretion of the Committee. The factors that the Committee evaluates in exercising its discretion include return on assets, growth in income and return on sales, as well as a subjective assessment of the contributions of each executive that are not captured by operating measures but are considered important to the creation of long-term value for stockholders. The relative weighting of the operating measures and subjective evaluation varies depending on the executive’s role and responsibilities within the organization. No executive bonuses were awarded in 2000.

     Stock Options/Warrants. The primary goal of the Company is to excel in the creation of long-term value for stockholders; the Committee believes that stock options/warrants provide additional incentive to officers to work towards maximizing stockholder value. The Committee views stock options/warrants as one of the more important components of the Company’s long-term, performance-based compensation philosophy. The grant of options/warrants to key employees encourages equity ownership in the Company, and closely aligns management’s interests to the interests of all the stockholders. In addition, because they are subject to vesting periods of varying durations and to forfeiture if the employee leaves the Company permanently, stock options/warrants are an incentive for key employees to remain with the Company long-term. These options/warrants are provided through initial grants at or near the date of hire and through subsequent periodic grants. Options/warrants granted by the Company to its executive officers and other employees have exercise prices equal to or in excess of the fair market value at the time of grant. Options/warrants vest and become exercisable at such time as determined by the Board. The initial grant is designed to be competitive with those of comparable companies for the level of the job that the executive holds and is designed to motivate the officer to make the kind of decisions and implement strategies and programs that will contribute to an increase in the Company’s stock price over time. Periodic additional stock options within the comparable range for the job are granted to reflect the executives’ongoing contributions to the Company, to create an incentive to remain at the Company and to provide a long-term incentive to achieve or exceed the Company’s financial goals.

     Other. In addition to the foregoing, officers participate in compensation plans available to all employees such as the Company’s 401(k) retirement plan and Employee Stock Purchase Plan. See “Executive Compensation — Other Employee Benefit Plans.”

Compensation of Chief Executive Officer

     The factors considered by the Compensation Committee in determining the compensation of the Chief Executive Officer, in addition to chief executive officer salaries at comparable companies, include the Company’s operating and financial performance, as well as his leadership and establishment and implementation of strategic direction for the Company. Mr. Valente’s salary was established using the same criteria as for the Company’s other executive officers, as discussed above, and was determined by direct negotiations between Mr. Valente and the entire Board of Directors at the time he accepted the position of Chief Executive Officer. Now that Mr. Caruso has become President and Chief Operating Officer, Mr. Valente has requested that his salary be reduced to $250,000 as of January 1, 2001. The Board considered as part of its subjective evaluation, among other factors, Mr. Valente’s (i) over two decades of experience in a high-level executive position with a large, well-established high-technology company (EG&G), (ii) outstanding reputation and contacts in the local business community, and (iii) extensive knowledge of finance and accounting.

COMPENSATION COMMITTEE

James G. Martin
A. Neil Pappalardo

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company’s Chief Executive Officer, Louis P. Valente, serves on the Board of Directors of Medical Information Technology, Inc. Mr. Pappalardo is the Chief Executive Officer of Medical Information Technology Inc. Mr. Valente does not serve on the Compensation Committee of Medical Information Technology, Inc.

COMPANY STOCK PRICE PERFORMANCE

     The Securities and Exchange Commission requires that the Company include in this proxy statement a line-graph presentation comparing cumulative five-year shareholder returns for the Company’s common stock with a broad-based market index and either a nationally recognized industry standard or an index of peer companies selected by the Company. The Company’s common stock has been publicly traded since December 18, 1992.

     The following graph shows a five-year comparison of cumulative total stockholder return, calculated on a dividend reinvestment basis and based on a $100 investment, from December 31, 1995 through December 31, 2000 comparing the return on the Company’s common stock with the NASDAQ Stock Market Total Return Index and the NASDAQ Non-Financial Stocks Index. No dividends have been declared or paid on the Company’s common stock during such period. The stock price performance shown on the graph following is not necessarily indicative of future price performance.

Comparison of Five-Year Cumulative Total Return

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table lists ownership of the Company’s common stock for the persons or groups specified. Ownership includes direct and indirect (beneficial) ownership, as defined by SEC rules. To the Company’s knowledge, each person, along with his or her spouse, has sole voting and investment power over the shares unless otherwise noted. Information for our directors and officers is as of February 20, 2001. Information for the beneficial owners of at least 5% of our shares is as of the latest reports by those entities received by the Company.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Class (1)

Louis P. Valente(2)	201,001	1.9%
82 Cambridge Street
Burlington, MA 01803

Joseph P. Caruso(3)	182,112	1.7%
82 Cambridge Street
Burlington, MA 01803

A. Neil Pappalardo(4)	273,667	2.6%
82 Cambridge Street
Burlington, MA 01803

Nicholas P. Economou(4)	43,095	*
82 Cambridge Street
Burlington, MA 01803

James G. Martin(4)	41,667	*
82 Cambridge Street
Burlington, MA 01803

Citigroup, Inc.(5)	957,787	9.0%
Associated Madison Companies, Inc.
153 East 53rd Street
New York, NY 10043
The Travelers Insurance Company
The Travelers Insurance Group, Inc.
One Tower Square
Hartford, CT 06183
PFS Services, Inc.
3120 Breckinridge Blvd
Duluth, GA 30199-0001

The Rockside Foundation(6)	1,578,185	14.7%
524 North Avenue
New Rochelle, NY 10801
Mark T. Smith
7670 First Place
Oakwood, OH 44146
The R. Templeton Smith Foundation
3001 Fairmont Blvd
Cleveland Heights, OH 44118

Royce & Associates, Inc.(7)	518,800	5.0%
Royce Management Company
Charles M. Royce
1414 Avenue of the Americas
New York, NY 10019

All Directors and Executive Officers as Group	741,542	6.9%

*	Less than one percent.

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(1)	Pursuant to the rules of the Securities and Exchange Commission, shares of common stock which an individual or group has a right to acquire within 60 days pursuant to the exercise of options and warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Percentage ownership is based on 10,326,616 shares of common stock issued and outstanding as of February 20, 2001.

(2)	Includes 170,000 shares of common stock that Mr. Valente has the right to acquire within 60 days pursuant to the exercise of options.

(3)	Includes 166,667 shares of common stock that Mr. Caruso has the right to acquire within 60 days pursuant to the exercise of options, and 5,899 shares held in our 401(k) Plan.

(4)	Includes 41,667 shares of common stock that each of these directors has the right to acquire within 60 days pursuant to the exercise of warrants.

(5)	Based on information provided in Amendment No. 6 to a Schedule 13G/A, filed on February 1, 2001. Includes shares beneficially owned with respect to which the entities listed share voting and dispositive power, and further assumes exercise/conversion of certain securities. The entities may disclaim that they constitute a “group” for purposes of owning these shares.

(6)	Based on information provided in Amendment No. 7 to a Schedule 13D/A, filed on February 28, 2001, and supplemental information provided by the entities’attorney. Includes shares beneficially owned with respect to which the entities listed share voting and dispositive power. Includes 428,570 shares of common stock that the entities have the right to acquire within 60 days pursuant to the exercise of warrants. The entities may disclaim that they constitute a “group” for purposes of owning these shares.

(7)	Based on information provided in Schedule 13G, filed on February 9, 2001. Includes shares beneficially owned with respect to which the entities listed share voting and dispositive power. The entities may disclaim that they constitute a “group” for purposes of owning these shares.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES AND EXCHANGE ACT OF 1934

     Section 16(a) of the Securities and Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than 10% of the Company’s common stock (“10% Stockholders”), to file with the Securities and Exchange Commission initial reports of ownership of the Company’s common stock and other equity securities on Form 3 and reports of changes in such ownership on Form 4 and Form 5. Officers, directors and 10% Stockholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company during, and with respect to, its most recent fiscal year, or written representations that Form 5 was not required, the Company believes that the Section 16(a) filing requirements applicable to its officers, directors and 10% Stockholders were complied with, except as follows: On June 7, 2000, Jeanne Cohane became a director of the Company. The Form 3 initial report of ownership was not filed until August 17, 2000. Mark T. Smith, a member of a group who has beneficial ownership of more than ten percent of the Company’s common stock, failed to file on a timely basis five Form 4’s comprised of fifty-one transactions during calendar year 2000. Mr. Smith filed a late Form 5 on March 1, 2001 reporting all of the aforementioned transactions.

FINANCIAL INFORMATION INCORPORATED BY REFERENCE

The following financial information, which has been filed with the Securities and Exchange Commission, is incorporated herein by reference:

(a) The Company’s audited consolidated financial statements, including the notes thereto and together with auditor’s reports thereon, appearing on pages 19 to 46 of the Company’s Annual Report on Form 10-K (the “Form 10-K”) for the year ended December 31, 2000, as included in the Company’s 2000 Annual Report to Stockholders being furnished to stockholders together with this proxy statement; and

(b) Management’s Discussion and Analysis of Financial Condition and Results of Operations appearing on page 8-13 of the Form 10-K as included in the Annual Report to Stockholders furnished herewith.

SOLICITATION

     No compensation will be paid by any person in connection with the solicitation of proxies. Brokers, banks and other nominees will be reimbursed for their out-of-pocket expenses and other reasonable clerical expenses incurred in obtaining instructions from beneficial owners of the common stock. In addition to the solicitation by mail, special solicitation of proxies may, in certain instances, be made personally or by telephone by directors, officers and certain employees of the Company. It is expected that the expense of such special solicitation will be nominal. All expenses incurred in connection with this solicitation will be borne by the Company.

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS AND NOMINATIONS

     Stockholders who wish to present proposals appropriate for consideration at the Company’s Annual Meeting of Stockholders to be held in 2002 must submit the proposals in proper form to the Company at its address set forth on the first page of this proxy statement not later than December 31, 2001 in order for the proposals to be considered for inclusion in the Company’s proxy statement and form of proxy relating to such Annual Meeting.

MISCELLANEOUS

     The Board does not intend to present to the Annual Meeting any business other than the proposals listed herein, and the Board was not aware, a reasonable time before mailing this proxy statement to stockholders, of any other business which may be properly presented for action at the Annual Meeting. If any other business should come before the Annual Meeting, the persons present will have discretionary authority to vote the shares they own or represent by proxy in accordance with their judgment.

AVAILABLE INFORMATION

     Stockholders of record on March 22, 2001 will receive a proxy statement and the Company’s 2000 Annual Report and Annual Report on Form 10-K (excluding exhibits), which contains detailed financial information concerning the Company. Written requests for additional copies of these forms may be submitted to Paul S. Weiner, Treasurer, Palomar Medical Technologies, Inc., 82 Cambridge Street, Burlington, Massachusetts 01803. In addition, you may visit our home page at www.palmed.com or the SEC’s website at www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically, including the Company.

APPENDIX A — AUDIT COMMITTEE CHARTER

The audit committee (the “Committee”) of Palomar Medical Technologies, Inc. (“Palomar” or the “Company”) is a committee of the Board of Directors of Palomar. Its primary function is to assist the board in fulfilling its oversight responsibilities by reviewing

•	the financial information which will be provided to the Company’s shareholders and others,

•	the systems of internal controls which management and the board of directors have established, and

•	the audit process.

In meeting its responsibilities, the Committee is expected to:

1.	Provide an open avenue of communication between the independent accountant and the board of directors.

2.	Review and update the Committee’s charter annually.

3.	Recommend to the board of directors the independent accountant to be nominated, approve the compensation of the independent accountant, and review and approve the discharge of the independent accountant.

4.	Confirm and assure in writing the independence of the independent accountant, including a review of any relationships with and services provided by the independent accountant which may impact independence.

5.	Inquire of management and the independent accountant about significant risks or exposures and assess the steps management has taken to minimize any such risks to the Company.

6.	Consider, in consultation with the independent accountant, the audit scope and plan of the independent accountant.

7.	As applicable, consider with management and the independent accountant the rationale for employing audit firms other than the principal independent accountant.

8.	Review with the independent accountant the coordination of the audit effort to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

9.	Consider and review with the independent accountant:

(a)	The adequacy of the Company’s internal controls including computerized information system controls and security.

(b)	Any related significant findings and recommendations of the independent accountant together with management’s responses thereto.

10.	Review with management and the independent accountant at the completion of the annual examination:

(a)	The Company’s annual financial statements and related footnotes.

(b)	The independent accountant’s audit of the financial statements and their report thereon.

(c)	Any significant changes required in the independent accountant’s audit plan.

(d)	Any serious difficulties or disputes with management encountered during the course of the audit.

(e)	Other matters related to the conduct of the audit, which are to be communicated to the Committee under generally accepted auditing standards.

11.	Consider and review with management:

(a)	Significant findings during the year, and management’s responses thereto.

(b)	Any difficulties encountered in the course of the independent accountant’s audits, including any restrictions on the scope of their work or access to required information.

(c)	Any changes required in the planned scope of the independent accountant’s audit plan.

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12.	Review SEC filings and other published documents containing Company financial information and consider whether the information contained in these documents is consistent with the information contained in the financial statements.

13.	Review with management and the independent accountant the interim financial report before it is filed with the SEC or other regulators.

14.	Review policies and procedures with respect to officers’expense accounts and perquisites, including their use of corporate assets.

15.	Review and assess Company’s compliance with its code of conduct.

16.	Review legal and regulatory matters that may have a material impact on (a) the financial statements, (b) related company compliance policies and (c) programs and reports received from regulators.

17.	Meet with the independent accountant and management in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately with the Committee.

19.	Report Committee actions to the board of directors with such recommendations as the Committee may deem appropriate.

20.	Prepare a report for the Company’s shareholders that describes, among other things, the Committee’s composition and responsibilities, and how they were discharged.

21.	Inquire as to the auditor’s independent qualitative judgments about the appropriateness, not just the acceptability, of the Company’s accounting principles and the clarity of the financial disclosure practices used or proposed to be adopted.

22.	Inquire as to the auditor’s views about whether management’s choices of accounting principles are conservative, moderate, or aggressive from the perspective of income, asset, and liability recognition, and whether those principles are common practices or are minority practices.

23.	Determine, as regards to new transactions or events, the auditor’s reasoning for the appropriateness of the accounting principles and disclosure practices adopted by management.

24.	Assure that the auditor’s reasoning is described in determining the appropriateness of changes in accounting principles and disclosure practices.

25.	Instruct the independent auditor that the Board of Directors, as represented by the Committee, is the auditor’s client.

The Committee will perform such other functions as assigned by law, the Company’s charter or bylaws, or the board of directors. The Committee shall have the power to conduct or authorize investigations into any matters within the Committee’s scope of responsibilities. The Committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation.

The Committee shall meet at least two times per year or more frequently as circumstances require. The Committee may ask members of management or others to attend the meeting and provide pertinent information as necessary.

The Committee will consist of at least three members, each of whom is (1) an independent director (as described below) and (2) able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement, or will become able to do so within a reasonable period of time after his or her appointment to the Committee. Additionally, at least one member of the Committee must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. These members shall serve at the pleasure of the Board of Directors. Committee members and the Committee chairman shall be designated by the full Board of Directors.

The duties and responsibilities of a member of the Committee are in addition to those duties set forth for a member of the board of directors.

Independence Definition:

The following would impair independence:

A director who is an employee or has been an employee during the past three years.

A director who is employed as an executive of another corporation where any of the Company’s executives serve on that corporation’s compensation committee.

A director who is an immediate family member of an individual who has been an executive officer of the Company or its affiliates during the past three years.

A director who accepts compensation in excess of $60,000 from the Company or any of its affiliates during the previous fiscal year, other than compensation for Board service, benefits under a tax-qualified requirement plan, or non-discretionary compensation.

A director who is a partner in, or a controlling shareholder or executive officer of, any for-profit business organization to which the Company made or received payments in any of the past three years that exceed 5% of the Company’s or business organization’s consolidated gross revenues for that year, or $200,000, whichever is greater.

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